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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 8, 1999
                                                         ----------------



                              GLOBAL DATATEL, INC.
             (Exact name of Registrant as specified in its charter)



Nevada                   000-26817                87-0067813
-----------------     ----------------       ----------------------
(State or Other       (Commission File          (IRS Employer
 Jurisdiction of          Number)            Identification Number)
 Incorporation)


          3333 Congress Avenue, Suite 404, Delray Beach, Florida 33445
          ------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (561) 276-8260
                                 --------------
               Registrant's telephone number, including area code)



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Item 5. Other Events

     Effective December 8, 1999, the registrant, Global DataTel, Inc., a Nevada corporation ("Global") executed an Asset Purchase Agreement (the "Asset Purchase Agreement") by and among Global, Surge Components, Inc. ("Surge"), a New York corporation, and GDIS Acquisition Corp., a Delaware corporation ("Acquisition Sub"), and a wholly-owned subsidiary of Surge. The Asset Purchase Agreement replaces in its entirety a Merger Agreement and Plan of Reorganization entered into between the parties on October 8, 1999 which would have merged the two companies. Pursuant to the terms of the Asset Purchase Agreement, Surge, through Acquisition Sub, will acquire (the "Acquisition"), all of the assets of Global, and issue a "tracking-stock" covering the Registrant portion of the combined businesses. The shareholders of Global will be asked to approve the Acquisition in an upcoming special meeting of Shareholders called for such purpose.

Terms of the Acquisition

     Upon completion of the acquisition, which is conditioned upon approval of the sale by Global's shareholders, approval by Surge's shareholders of the acquisition, related changes to Surge's corporate charter to authorize the common stock to be issued to Global shareholders as well as a name change for Surge, effectiveness of a registration/proxy statement to be filed by Surge with the Securities and Exchange Commission, receipt of satisfactory updated financial statements, approval by the NASDAQ Small Cap Market (or Amex) of the listing of the shares to be received by Global shareholders, and satisfactory conclusion of due diligence, Global shareholders will receive one share of Surge Class B Common Stock for one share of Global common stock. This Class B Common Stock will be a newly-issued tracking stock that will reflect Global's assets and operation, which will continue under a newly-formed subsidiary of Surge. Surge has issued 239,000 shares of Surge Series A Redeemable Convertible Preferred Stock that are currently being held in escrow pending the satisfaction of the required approvals and conditions. Following approval by Surge and Global stockholders, each share of preferred stock will convert into and shall vote on a converted basis of 100 shares of Surge Class B Common stock. The rights of a Surge Class B Common Stock holder will be the same as those of existing Surge common stock holders.

     The current Surge common stock, which trades on NASDAQ under the symbol SRGE, will continue to trade, but it will be redesignated Surge Class A Common Stock. Those shareholders will have the right, at their sole discretion, to exchange two shares of their Class A Common Stock for one share of the Class B Common Stock. Both classes of stock are

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expected to trade publicly. In addition, Surge has issued and outstanding Class
A Common Stock Warrants, which trade under the symbol SRGEW. Following shareholder approval and NASDAQ listing of the Class B Common Stock, the Surge Class A Common Stock Warrants shall be redesignated Class B Common Stock Warrants. The redesignated warrants will allow holders the right to purchase one share of Class B Common Stock at an exercise price of $5 per share, callable when the Class B Common Stock trades at or above $7 per share and expiring on July 31, 2003.

         The Convertible Promissory Note (the "Note") issued to Surge reflecting a $1,000,000 loan (the "Loan") made as of October 8, 1999 to Registrant remains outstanding.

Item 7.  Financial Statements.

         Financial Statements for this report will be filed upon completion of the transaction.


(c)      Exhibits:   Registrant hereby incorporates by reference the following
                     exhibits from the Form 8-K filed by Surge Components, Inc., on December 17, 1999, SEC File No. 001-14188.

Exhibit
Number   Description

3.1 Asset Purchase Agreement and Plan of Reorganization, dated October 8, 1999, by and among Global DataTel, Inc., Global DataTel Acquisition Corporation and Surge Components, Inc. (Incorporated by reference from
         Exhibit 3.1 to Registrant's Current Report on Form 8-K, Date of Event, October 8, 1999).

3.2 Asset Purchase Agreement, dated December 8, 1999, by and among Surge Components, Inc., GDIS Acquisition Corp., as Buyer and Global DataTel, Inc.

99.1 Subordinated Convertible Promissory Note in the Principal Amount of $1,000,000.00 issued by Global DataTel, Inc. (Incorporated by reference from Exhibit 99.1 to Surge's Current Report on Form 8-K, Date of Event, October 8, 1999).

99.2 Pledge Agreement, dated October 8, 1999, by and among Richard Baker, Global DataTel, Inc., and Surge Components, Inc. (Incorporated by reference from Exhibit 99.2 to Surge's Current Report on Form 8-K, Date of Event October 8, 1999).

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99.3     Security Agreement, dated December 1, 1999, by and among Surge
         Components, Inc., GDIS Acquisition Corp., as Buyer and Global DataTel, Inc.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   GLOBAL DATATEL, INC.
                                   Registrant


DATED:  January 7, 2000             By: /s/ Richard Baker
                                        ----------------------------
                                        Richard Baker, President and
                                         Chief Executive Officer









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